SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                (Amendment No. 1)


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 31, 2004
                                                         --------------


                           NATURAL HEALTH TRENDS CORP.
      --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               Florida               0-25238            59-2705336
           ------------------------------------------------------------
           (State or other         (Commission        (IRS Employer
           jurisdiction of         File Number)     Identification No.)
             Formation)



                12901 Hutton Drive Dallas, TX                   75234
           ------------------------------------------------------------
           (Address of principal executive offices)           (Zip Code)



        Registrant's telephone number, including area code (972) 241-4080
                                                           --------------

                                       NA
          ------------------------------------------------------------
          (Former name or former address, if changes since last report)

         Natural Health Trends Corp. (the "Company" or "NHTC") hereby files this Amendment No. 1 to its Current Report on Form 8-K, which was filed with the Commission on April 15, 2004. This Amendment No. 1 provides the unaudited proforma consolidated financial statements of the Company and the historical audited financial statements of MarketVision Communications Corporation ("MarketVision"), which was acquired on March 31, 2004.

ITEM 7.  Financial Statements and Exhibits
------------------------------------------

         (a)      Financial Statements of Business Acquired

         The following financial statements of MarketVision are set forth in
Exhibit 99.1 and are hereby incorporated by reference herein: (i) the audited balance sheets as of December 31, 2003 and 2002, (ii) the related statements of income, stockholders' equity and cash flows for the years ended December 31, 2003 and 2002, and (iii) the related notes to the financial statements for such periods.

         (b)      Unaudited Proforma Consolidated Financial Information

         The following unaudited Proforma Consolidated Statements of Operations reflects the results of operations for the year ended December 31, 2003 and for the three months ended March 31, 2004 after giving effect to adjustments described in the following paragraphs, as if the Company had acquired MarketVision on January 1, 2003.

         The Company has included a post-closing consolidated balance sheet as of March 31, 2004 in this amendment on page 4, in lieu of a proforma consolidated balance sheet.

Purchase of MarketVision

         On March 31, 2004, the Company entered into a merger agreement with MarketVision, pursuant to which the Company acquired all of the outstanding capital stock of MarketVision in exchange for 690,000 shares of NHTC restricted common stock (the "Issued Shares"), promissory notes in the aggregate principle amount of approximately $3,203,000, a cash payment of $1,336,875 in April 2004, less pre-acquisition net payables due MarketVision of approximately $609,000 for a total purchase price of approximately $17,618,000, including acquisition costs of approximately $150,000. The shares issued were valued at the average closing price of NHTC Common Stock of $23.08 discounted by 15% due to certain restrictions contained in the purchase agreement. The average closing price of $23.08 was calculated based on the closing price of NHTC Common Stock a few days before and after the acquisition was announced. MarketVision is the exclusive developer and service provider of direct selling internet technology used by the Company since 2001. MarketVision hosts and maintains the internet technology for the Company and charges an annual fee for this service based upon the number of enrolled distributors of the Company's products. MarketVision earned revenues for this service of approximately $1,839,000 and $579,000 for the year ended December 31, 2003 and three months ended March 31, 2004, respectively.

         Management believes that this transaction is in the best interests of the Company because (i) the success of the Company's business is dependent upon MarketVision's direct selling software and (ii) the Company projects enrolling a significant number of new distributors in the future, which would be very expensive under the former compensation agreement between the Company and MarketVision. Since the former owners of MarketVision include Terry LaCore, a member of the Company's Board of Directors and the Chief Executive Officer of Lexxus International, Inc., a wholly owned subsidiary of NHTC, the Board of Directors hired the independent appraisal firm of Bernstein, Conklin & Balcombe to assess the fairness of the transaction with MarketVision from a financial point of view. In March 2004, Bernstein, Conklin & Balcombe delivered its opinion to the Company's Board of Directors that the MarketVision transaction is fair to the Company from a financial point of view.

         In addition, the Company entered into a Shareholder's Agreement with the former stockholders of MarketVision. Such agreement contained customary terms and conditions, including restrictions on transfers of the NHTC shares, rights of first refusal and indemnification. Further, the Shareholder's Agreement contains a one time put right related to 240,000 NHTC shares for the benefit of the former stockholders of MarketVision (other than Mr. LaCore) that requires NHTC, during the six month period commencing eighteen months following the earlier of (i) the first anniversary of the closing date, or (ii) the date on which the Issued Shares are registered with the Securities and Exchange Commission (the "SEC") for resale to the public, to repurchase all or part of the NHTC shares still owned by the such stockholders for $4.00 per share less any amount previously received by such stockholders from the sale of their shares of NHTC stock. The Company has recorded this obligation of $960,000 as mezzanine common stock in the balance sheet at March 31, 2004. The agreement also provided the former stockholders of MarketVision with piggyback registration rights in the event NHTC files a registration statement with the SEC, other than on Forms S-4 or S-8, stock option grants for the former stockholders (other than Mr. LaCore) as well as three-year employment agreements for the former stockholders, other than Mr. LaCore. In the event that the Company defaults on its payment obligations under the notes or the employment agreements, an entity owned by the former stockholders of MarketVision (other than Mr. LaCore) has certain rights to use, develop, modify, market, distribute and sublicense the MarketVision software to third parties.

         Operations of MarketVision subsequent to March 31, 2004 have been included in the Company's consolidated financial statements. The transaction was accounted for using the purchase method of accounting and the purchase price was allocated among the assets acquired based on their estimated fair market values. The assets of MarketVision included certain computer equipment and developed software.

         The purchase price was calculated as follows:

    690,000 shares of NHTC Common Stock valued at
    $23.08 per share less 15% discount for restrictions
    associated with the stock issued                             $   13,536,420
    Cash paid in April 2004                                           1,336,875
    Promissory notes issued at closing                                3,203,403
    Preacquisition net payables due to MarketVision                    (609,190)
    Acquisition costs                                                   150,302
                                                                 --------------
         Total purchase price                                    $   17,617,810
                                                                 ==============

         The purchase price was allocated among assets acquired based on their estimated fair market values as follows:

    Property and equipment                                               25,000
    Amortizable intangible assets                                     5,600,000
    Goodwill                                                         11,992,810
    Deferred taxes                                                   (1,904,000)
    Deferred tax asset recognized for the
    Company's loss carry forward based
    upon offset against MarketVision's
    deferred tax liabilities                                          1,904,000
                                                                 --------------
         Total purchase price allocation                         $   17,617,810
                                                                 ==============

         Amortizable intangibles acquired will be amortized over their estimated life of seven years. The purchase price allocation is based on preliminary estimates, including estimates of federal tax contingencies, which are subject to change once additional information becomes available. Changes to these estimates could result in changes to the purchase price allocation.

Unaudited Proforma Consolidated Financial Information

         The Company's unaudited consolidated balance sheet as of March 31, 2004 gives effect to the acquisition of MarketVision and was previously included in the Company's consolidated financial statements and the notes thereto in the Company's Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2004 which are incorporated herein by reference. The Company's unaudited consolidated balance sheet as of March 31, 2004, as previously filed, is presented on the following page.

                  NATURAL HEALTH TRENDS CORP. and SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                    March 31,
                                                                       2004
                                                                  -------------
                                                                   (Unaudited)
ASSETS

Current assets:
   Cash and cash equivalents                                       $ 15,266,262
   Restricted cash                                                    2,347,024
   Accounts receivable                                                  432,973
   Inventories, net                                                   5,766,889
   Prepaid expenses and other                                         3,513,663
                                                                   ------------
      Total current assets                                           27,326,811

Property and equipment, net                                             869,637
Software                                                              5,600,000
Goodwill                                                             12,756,037
Database, net                                                           593,058
Deposits and other assets                                               272,852
                                                                   ------------
      Total assets                                                 $ 47,418,395
                                                                   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                $  2,830,414
   Accrued expenses                                                   3,624,492
   Accrued distributor commissions                                    4,930,758
   Income taxes payable                                               1,831,887
   Notes payable                                                        238,760
   Current portion of long-term debt                                  2,729,803
   Deferred revenue                                                   5,379,625
   Other current liabilities                                            551,484
                                                                   ------------
      Total current liabilities                                      22,117,223

Long term debt                                                          525,031
                                                                   ------------
      Total liabilities                                              22,642,254

Minority interest                                                       626,681

Mezzanine common stock                                                  960,000

Stockholders' equity:
   Preferred stock ($1,000 par value; authorized
   1,500,000 shares)                                                         --
   Common stock ($0.001 par value; authorized
   500,000,000 shares; issued and outstanding
   5,446,365 and 4,656,409 shares as of
   March 31, 2004 and December 31, 2003, respectively)                    5,446
   Additional paid in capital                                        48,754,556
   Accumulated deficit                                              (25,278,505)
   Accumulated other comprehensive loss                                (292,037)
                                                                   ------------
      Total stockholders' equity                                     23,189,460
                                                                   ------------

      Total liabilities and stockholders' equity                   $ 47,418,395
                                                                   ============

         The following unaudited proforma consolidated statements of operations have been prepared to give effect to the acquisition of MarketVision using the purchase method of accounting. The unaudited proforma consolidated statements of operations of the Company and MarketVision for the year ended December 31, 2003 and for the three months ended March 31, 2004 includes the historical statements of operations for the respective companies for the periods presented as if the acquisitions had occurred as of January 1, 2003.

         The unaudited proforma consolidated financial statements are based on the respective historical financial statements, including the notes thereto, of the Company and MarketVision and should be read in conjunction with: (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and the Form 10-Q for the three months ended March 31, 2004 and (ii) MarketVision's audited financial statements for the years ended December 31, 2003 and 2002, included in this amended Current Report as Exhibit 99.1.

         The unaudited proforma consolidated statements of operations include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets of MarketVision. The purchase price allocation is preliminary and the final purchase accounting adjustments may differ from the proforma adjustments presented herein.

         The unaudited proforma consolidated statements of operations are intended for information purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on January 1, 2003 for statements of operations purposes, nor are they indicative of the future financial position or results of operations. The unaudited proforma consolidated statements of operations do not include potential cost savings from operating efficiencies or synergies that may result from the acquisition.

                  NATURAL HEALTH TRENDS CORP. and SUBSIDIARIES

             UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2003

                                                                                                      Proforma           Proforma
                                                                  NHTC           MarketVision        Adjustments         Combined
                                                              ------------       ------------       -------------      ------------
                                                                (Note 1)           (Note 2)            (Note 3)          (Note 4)
Net sales                                                     $ 62,885,830          1,839,282         (1,839,282)      $ 62,885,830
Cost of sales                                                   12,524,826                 --         (1,839,282)        10,685,544
                                                              ------------       ------------       ------------       ------------
Gross profit                                                    50,361,004          1,839,282                 --         52,200,286

Operating expenses:
   Distributor commissions                                      27,095,921                 --                 --         27,095,921
   Selling, general and administrative expenses                 16,741,213          1,159,934            800,000         18,701,147
                                                              ------------       ------------       ------------       ------------
      Total operating expenses                                  43,837,134          1,159,934            800,000         45,797,068
                                                              ------------       ------------       ------------       ------------
Income from operations                                           6,523,870            679,348           (800,000)         6,403,218

Other income (expense):
   Loss on foreign exchange                                        (77,280)                --                 --            (77,280)
   Other income                                                    139,156                 --                 --            139,156
    Interest income (expense), net                                 (62,996)             2,516            (65,000)          (125,480)
                                                              ------------       ------------       ------------       ------------
      Total other income (expense)                                 (1,120)             2,516            (65,000)           (63,604)
                                                              ------------       ------------       ------------       ------------
Income from continuing operations before
taxes and minority interest                                      6,522,750            681,864           (865,000)         6,339,614
   Income tax provision                                           (860,000)                --            (12,000)          (872,000)
   Minority interest, net of taxes                                (284,210)                --                 --           (284,210)
                                                              ------------       ------------       ------------       ------------

Net income                                                       5,378,540            681,864           (877,000)         5,183,404
   Preferred stock dividends                                           810                 --                 --                810
                                                              ------------       ------------       ------------       ------------
Net income to common shareholders                             $  5,377,730            681,864           (877,000)      $  5,182,594
                                                              ============       ============       ============       ============

Basic income per common share:
   Net income to common shareholders                          $       1.17                                             $       0.98
                                                              ============                                             ============
   Basic weighted common shares used                             4,609,296                               690,000          5,299,296
                                                              ============                          ============       ============

Diluted income per common share:
   Net income to common shareholders                          $       0.95                                             $       0.81
                                                              ============                                             ============
   Diluted weighted common shares used                           5,688,099                               690,000          6,378,099
                                                              ============                          ============       ============

      See Notes to Unaudited Proforma Consolidated Statements of Operations

                  NATURAL HEALTH TRENDS CORP. and SUBSIDIARIES

             UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 2004


                                                                                                      Proforma           Proforma
                                                                   NHTC           MarketVision       Adjustments         Combined
                                                               ------------       ------------      ------------       ------------
                                                                 (Note 1)           (Note 2)          (Note 3)           (Note 4)

Net sales                                                      $ 38,435,209            579,159          (579,159)      $ 38,435,209
Cost of sales                                                     7,928,128                 --          (579,159)         7,348,969
                                                               ------------       ------------      ------------       ------------
Gross profit                                                     30,507,081            579,159                --         31,086,240

Operating expenses:
   Distributor commissions                                       20,204,655                 --                --         20,204,655
   Selling, general and administrative expenses                   6,473,164            199,363           200,000          6,872,527
                                                               ------------       ------------      ------------       ------------
      Total operating expenses                                   26,677,819            199,363           200,000         27,077,182
                                                               ------------       ------------      ------------       ------------
Income from operations                                            3,829,262            379,796          (200,000)         4,009,058

Other income (expense):
   Loss on foreign exchange                                          (8,868)                --                --             (8,868)
   Other income                                                     168,583                 --                --            168,583
   Interest income (expense), net                                      (913)               153            (4,000)            (4,760)
                                                               ------------       ------------      ------------       ------------
      Total other income (expense)                                  158,802                153            (4,000)           154,955
                                                               ------------       ------------      ------------       ------------

Income from continuing operations before
taxes and minority interest                                       3,988,064            379,949          (204,000)         4,164,013
   Income tax provision                                            (797,613)                --           (75,000)          (872,613)
   Minority interest, net of taxes                                  (79,724)                --                --            (79,724)
                                                               ------------       ------------      ------------       ------------


Net income                                                        3,110,727            379,949          (279,000)         3,211,676
   Preferred stock dividends                                             --                 --                --                 --
                                                               ------------       ------------      ------------       ------------
Net income to common shareholders                              $  3,110,727            379,949          (279,000)      $  3,211,676
                                                               ============       ============      ============       ============

Basic income per common share:
   Net income to common shareholders                           $       0.67                                            $       0.60
                                                               ============                                            ============
   Basic weighted common shares used                              4,667,288                              682,418          5,349,706
                                                               ============                         ============       ============

Diluted income per common share:
   Net income to common shareholders                           $       0.53                                            $       0.49
                                                               ============                                            ============
   Diluted weighted common shares used                            5,909,383                              682,418          6,591,801
                                                               ============                         ============       ============

      See Notes to Unaudited Proforma Consolidated Statements of Operations

        Notes to Unaudited Proforma Consolidated Statements of Operations


Note 1. The Consolidated Statements of Operations for Natural Health Trends Corp. and Subsidiaries include the results of operations as reflected in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 and the Company's unaudited Quarterly Report on Form 10-Q for the three months ended March 31, 2004.

Note 2. The Statements of Operations for MarketVision include the results of operations as reflected in the audited financial statements for the year ended December 31, 2003 included in this amended Current Report as Exhibit 99.1 and the unaudited preliminary financial statements for the three months ended March 31, 2004.

Note 3. Proforma adjustments include estimated adjustments for both periods presented to (i) eliminate billings from MarketVision to the Company for services rendered, (ii) reflect amortization expense on the intangible assets acquired pursuant to the MarketVision acquisition and amortized over 7 years,
(iii) reflect interest expense on the promissory notes issued pursuant to the MarketVision acquisition with interest rates of 4.00-4.50% per annum, and (iv) reflect the estimated incremental income tax provision.

Note 4. The unaudited proforma consolidated statements of operations do not include potential cost savings from operating efficiencies or synergies that may results from the acquisitions.


(c)               Exhibits

         10.1. Agreement and Plan of Merger, dated as of March 31, 2004, by and among the Company, MergerCo and MarketVision. (1)

         10.2. Stockholders Agreement, dated as of March 31, 2004, by and among the Company, John Cavanaugh, Terry LaCore and Jason Landry. (1)

         10.3. Employment Agreement, dated as of March 31, 2004, between MergerCo and John Cavanaugh. (1)

         10.4. Employment Agreement, dated as of March 31, 2004, between MergerCo and Jason Landry. (1)

         10.5 Guaranty of the Employment Agreements dated as of March 31, 2004 executed by Lexxus International, Inc. (1)

         10.6 Software License Agreement dated as of March 31, 2004 among the Company, MergerCo and MarketVision Consulting Group, LLC. (1)

         99.1 Audited Financial Statements of MarketVision Communications Corporation for the years ended December 31, 2003 and 2002 and the notes thereto (filed herein).

         (1)      Previously filed with NHTC's Form 8-K dated March 31, 2004.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           NATURAL HEALTH TRENDS CORP.

                                           By: /s/ MARK D. WOODBURN
                                               -----------------------
                                               Mark D. Woodburn
                                               President



Date:   July 1, 2004